EXHIBIT 32

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Stewart E. McClure, Jr. and Alfred J. Soles hereby jointly certify as follows:

They are the Chief Executive Officer and the Chief Financial Officer, respectively, of Somerset Hills Bancorp (the “Company”);

To the best of their knowledge, the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 (the “Report”) complies in all material respects with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

To the best of their knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ Stewart E. McClure, Jr.
Stewart E. McClure, Jr.
President, Chief Executive Officer
and Chief Operating Officer

Date: March 11, 2013

	By:	/s/ Alfred J. Soles
Alfred J. Soles
Executive Vice President
and Chief Financial Officer
Date: March 11, 2013